SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549

                               FORM 8-K

                        CURRENT REPORT PURSUANT
                    TO SECTION 13 OR 15(D) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): September 4, 2002

          American Entertainment and Animation Corporation

                              Delaware
           (State or Other Jurisdiction of Incorporation)

             0-29657                          33-0727323
       (Commission File Number)    (IRS Employer Identification No.)

          8500 Leslie Street, Suite 500, Thornhill, Ontario  L3T 7M8
             (Address of Principal Executive Offices) (Zip Code)

                             (905)731-9775
            (Registrant's Telephone Number, Including Area Code)

               7270 Woodbine Avenue, Suite 200, Markham, Ontario L3R 4B9 (Former Name or Former Address, if Changed Since Last Report)

Item 1.  Change in Control Of Registrant

On September 4, 2002, American Entertainment and Animation Corporation (the "Company") rescinded the acquisition of Cyper Entertainment Inc. ("Cyper") as a result of Cyper's failure to perform its obligation to provide the Company with certain funding in order to comply with its reporting obligations as a public company. As a result of the rescission, 20,000,000 shares of common stock of the Company which were issued in consideration for the shares of Cyper have been cancelled, thereby reducing the total number of issued and outstanding shares to 14,198,649.

As a result of the reduction in the number of outstanding shares, Pierre Quilliam now owns 34% of the voting securities of the Company.

Item 2.   Acquisition or Disposition of Assets

On September 4, 2002, the Company rescinded its acquisition of Cyper (see
Item 1).

The Company is currently looking for alternative, viable businesses to acquire since management believes that the best way to maximize shareholder value is to merge with or acquire another company that wants to go public by means of a reverse merger. There is no assurance that a viable business will be located or that the terms of any such acquisition will be favorable to existing shareholders.

Item 5.  Other Events

1. Following the rescission of the acquisition of Cyper, the following changes in management were implemented:

-  Duk Jin Jang was terminated as Director and Chairman of the Company;
- John Hyoki Chung was terminated as Director and Co-Chairman of the Company;
- Jason Chung was terminated as Director and Chief Financial Officer of the Company;
- Pierre Quilliam was elected to the Board of Directors and was appointed Chairman of the Company

2. The Company's head office address has been changed to 8500 Leslie Street, Suite 500, Thornhill, Ontario, Canada, L3T 7M8.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.

AMERICAN ENTERTAINMENT AND ANIMATION CORPORATION

Date:  September 9, 2002             By: /s/ Marc Hazout
                                     ---------------------------
                                     President and C.E.O.